UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  November 13, 2003

(Date of earliest event reported)

SPHERIX® INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (301) 419-3900

Not Applicable
(Former name or former address, if changed since last report)

Item 5.           OTHER EVENTS

On November 13, 2003, the Registrant entered into an Amendment to License Agreement with Arla Foods Ingredients amba (“Arla”).  Pursuant to the provisions of the Amendment, the Registrant and Arla have dismissed the arbitration proceedings relating to the Registrant’s license of tagatose, its low calorie sweetener, and agreed to certain modifications to the Agreement and License dated as of September 27, 1996.  A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1                           Amendment to License Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated

By:	/s/ Thomas W. Gantt
Thomas W. Gantt
Chief Executive Officer

Date:	November 17, 2003

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to License Agreement (portions have been omitted pursuant to a request for confidential treatment)